Exhibit (j)

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

 CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Prospectus and the Statement of Additional Information of Viridi Cleaner Energy Crypto-Mining & Semiconductor ETF (“RIGZ”) (a “Fund”) and to the reference to our Firm as the Trust’s “independent registered public accounting firm.”

Denver, Colorado

July 20, 2021